EXHIBIT 10.3

This Amendment to the Selling Agent Agreement (this “Amendment”) has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Amendment were made to, and solely for the benefit of, the other parties to this Amendment. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

December 4, 2013

To the Agents listed
on the signature page hereto.

Reference is hereby made to that certain Selling Agent Agreement by and among Tennessee Valley Authority (the “Company”) and the Agents named therein (the “Agents”) dated as of June 1, 2006 (the “Selling Agent Agreement”) pursuant to which the Company proposes to issue and sell from time to time up to $3,000,000,000 aggregate principal amount of its electronotes® (the “Bonds”). The parties wish to amend the Selling Agent Agreement as provided herein (this “Amendment”).
Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Selling Agent Agreement.

2.    Amendments.

(a) The addressees of the Selling Agent Agreement are hereby amended as follows:

A.G. Edwards & Sons, Inc., One North Jefferson, St. Louis, Missouri 63103 is deleted.
First Tennessee Bank National Association is changed to FTN Financial Securities Corp.
J.J.B. Hilliard, W.L. Lyons, Inc., Hilliard Lyons Center, 5th Floor, P.O. Box 32760, Louisville, Kentucky 40232 is replaced with J.J.B. Hilliard, W.L. Lyons LLC, 500 West Jefferson Street, 8th Floor, Louisville, KY 40202.

LaSalle Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 is replaced with Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606.

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Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, Floor 15, New York, New York 10080 is replaced with Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036.
Morgan Stanley & Co. Incorporated is changed to Morgan Stanley & Co. LLC.
Wachovia Securities, LLC, 301 South College Street, One Wachovia Center, Charlotte, North Carolina 28288 is replaced with Wells Fargo Advisors, LLC, One North Jefferson, St. Louis, MO 63103.
(b) The first two sentences of the third paragraph of the introduction to the Selling Agent Agreement are deleted in their entirety and replaced by the following:
The Company has prepared the Power Bonds Offering Circular dated December 4, 2013, relating to the Bonds (the “Power Bonds Offering Circular”) for the purpose of supplying information in respect of the offering of the Bonds. TVA incorporates by reference into the Power Bonds Offering Circular the information included in reports that TVA files with the Securities and Exchange Commission (the “SEC”). The information that TVA incorporates by reference is considered to be part of the Power Bonds Offering Circular, and information that TVA subsequently files with the SEC will automatically update and, where different, supersede the information in the Power Bonds Offering Circular and in TVA’s prior SEC filings. The Power Bonds Offering Circular, as most recently amended, supplemented, or revised, together with (i) the information incorporated by reference therein and (ii) the applicable supplement to the Power Bonds Offering Circular that sets forth only the terms of a particular installment of Bonds (a “Pricing Supplement”), is referred to herein as the “Offering Circular.”

(c) The second sentence of the first paragraph of Section I is deleted in its entirety and replaced by the following:

The Company reserves the right, after consultation with Incapital LLC (the “Purchasing Agent”), to enter into agreements substantially identical hereto with other agents.
(d) Section II(b) is amended by changing Maureen H. Dunn to Ralph E. Rodgers.

(e) Section II(c) is amended by changing PricewaterhouseCoopers LLP to Ernst & Young LLP.

(f) Section II(c)(i)(B) is amended by deleting the following language therefrom:

any decrease in the total proprietary capital (to the extent quantifiable) in excess of $200,000,000 or
(g) Section III(e) is amended by adding the following language after “a copy of its annual financial statements for such year”:

(unless such annual financial statements are filed with the SEC, in which case the Company will not be required to furnish such statements to the Agents)

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(h) Section V(j) is deleted in its entirety and replaced by the following:

The Bonds are rated “Aaa” by Moody’s Investor Services, Inc. and “AAA” by Fitch Ratings or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(h) hereof.

(i) Section VIII is revised by replacing “Senior Vice President, Treasurer/Investor Relations” with “Vice President and Treasurer”.

(j) A new Section XVIII is hereby added as follows:

Pursuant to that certain Asset Purchase Agreement by and among Incapital Holdings LLC, a Delaware limited liability company (“Incapital Holdings”), LaSalle Bank National Association (“LBNA”) and LaSalle Financial Services, Inc. (“LFSI” and together with LBNA, the “Sellers”), dated as of February 8, 2008, as amended and restated through the date hereof (the “Asset Purchase Agreement”), and that certain Assignment and Assumption Agreement dated as of March 3, 2008 by and among LBNA, LFSI, Incapital LLC and Incapital Holdings (the “Assignment and Assumption Agreement”), the Sellers have sold, conveyed, transferred and assigned to Incapital Holdings and Incapital LLC, and Incapital Holdings and Incapital LLC have purchased and accepted assignment of, certain assets, including, but not limited to, the Selling Agent Agreement.
Incapital LLC expressly assumes all of the obligations of LFSI under the Selling Agent Agreement as specified in the Asset Purchase Agreement and the Assignment and Assumption Agreement.
Incapital LLC acknowledges for the Company’s benefit that, as specified in the Assignment and Assumption Agreement, Incapital LLC has undertaken and agreed to accept, assume, perform or otherwise discharge all of the obligations of LFSI as specified in the Selling Agent Agreement and to be bound in all respects, subject to all limitations herein contained, by the provisions of the Selling Agent Agreement.
(k) New Section XIX is hereby added as follows:

The Company hereby waives all liability of LFSI arising under the Selling Agent Agreement, after March 6, 2008.
(l) The second sentence of the first paragraph of Exhibit B to the Selling Agent Agreement is hereby deleted in its entirety and replaced by the following:

The Bonds will be offered by Incapital LLC (the “Purchasing Agent”), and Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., FTN Financial Securities Corp., J.J.B. Hilliard, W.L. Lyons LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and Wells Fargo Advisors, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of June 1, 2006 (as may be amended from time to time, the “Selling Agent Agreement”), and if the Bonds are to be purchased by the Purchasing

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Agent as principal for resale to others, one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit C (each a “Terms Agreement”). Pursuant to the Selling Agent Agreement, the Agents have agreed to use their reasonable best efforts to solicit offers to purchase Bonds.
(m) Exhibit C of the Selling Agent Agreement is hereby amended as follows:

LaSalle Financial Services, Inc. is deleted and Incapital LLC is added in its place.
(n) Exhibit E to the Selling Agent Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.    Selling Agent Agreement Ratified. Except as expressly amended hereby, the Selling Agent Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

4.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

6.    Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.
Very truly yours,

TENNESSEE VALLEY AUTHORITY

By:	/s/ Tammy W. Wilson
Name: Tammy W. Wilson
Title: Vice President and Treasurer

[Selling Agent Agreement Amendment]

Confirmed and accepted
as of the date first above written:

INCAPITAL LLC
By:	/s/ Christopher O'Connor
Name: Christopher O'Connor
Title: Managing Director

200 South Wacker Drive
Suite 3700
Chicago, Illinois 60606
Attention: Head of Debt Capital Markets
Telephone: (312) 379-3700
Telecopier: (312) 379-3701

[Selling Agent Agreement Amendment]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

388 Greenwich Street
New York, New York 10013
Attention: Transaction Execution Group
Facsimile: (646) 291-5209
E-Mail: TEG.NewYork@citi.com

[Selling Agent Agreement Amendment]

EDWARD D. JONES & CO., L.P.
By:	/s/ Brian Buckley
Name: Brian Buckley
Title: General Partner, Trading

12555 Manchester Road
St. Louis, Missouri 63131
Attention: ______________________
Facsimile: _____________________
E-Mail: ________________________

[Selling Agent Agreement Amendment]

FTN FINANCIAL SECURITIES CORP.
By:	/s/ Alan Gates
Name: Alan Gates
Title: SVP, Government Trading Desk Manager

845 Crossover Lane, Suite 150
Memphis, Tennessee 38117
Attention: Alan Gates
Facsimile: 901-435-8000
E-Mail: alan.gates@ftnfinancial.com

[Selling Agent Agreement Amendment]

J.J.B. HILLIARD, W.L. LYONS LLC
By:	/s/ Donald E. Merrifield
Name: Donald E. Merrifield
Title: Senior Vice President, Director of TFI

500 West Jefferson Street
8th Floor
Louisville, KY 40202
Attention: Don Merrifield
Facsimile: 502-588-1215
E-Mail: dmerrifield@hilliard.com

[Selling Agent Agreement Amendment]

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED
By:	/s/ James Probert
Name: James Probert
Title: MD

50 Rockefeller Plaza
New York, New York 10020
NY1-050-12-02
Attention: High Grade Transaction Management/Legal
Telecopier: 646-855-5958

[Selling Agent Agreement Amendment]

MORGAN STANLEY & CO. LLC
By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

1585 Broadway, 4th Floor
New York, New York 10036
Attention: Financing Services Group
Telecopier: 646-202-9159

[Selling Agent Agreement Amendment]

WELLS FARGO ADVISORS, LLC
By:	/s/ John Fechter
Name: John Fechter
Title: Director, Taxable Fixed Income

Wells Fargo Advisors, LLC
One North Jefferson
St. Louis, MO 63103
Attention: Julie Perniciaro
Facsimile: 314-875-8853
E-Mail: Julie.perniciaro1@wfadvisors.com

[Selling Agent Agreement Amendment]

EXHIBIT A
Form of Master Selected Dealer Agreement
Dear:
In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.
This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.
1.    Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2.    Conditions of Offering: Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions; and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section 3(b) hereof, an offering circular. You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax:  (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.    Offering Materials and Arrangements.

(a)    Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined below) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities,

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.
You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.
You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.
(b)    Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c)    Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d)    Over-allotment: Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4.    Representations, Warranties and Agreements.

(a)    FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You agree to notify us promptly if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b)    Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c)    Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d)    Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e)    U.S. Patriot Act/Office of Foreign Assets Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f)    Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g)    Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h)    Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you will comply therewith in connection with a Registered Offering.

(i)    Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j)    New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5.    Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours (i) to offer or sell the Securities in compliance with any applicable law or regulation, (ii) to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or (iii) to obtain any consent, approval or permission required in connection with your distribution of the Securities.

6.    Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in

Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.    Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8.    Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9.    Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.    Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested or will request from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:	____________________________
Tom Kane
Sales Manager

CONFIRMED: ________________________ , 20

By:	_____________________________
Name:	_____________________________
(Print name)
Title:	_____________________________